Exhibit 99.1

 U.S. Physical Therapy Reports Third Quarter and Nine Months Results

                      Revenues and Earnings Rise


    HOUSTON--(BUSINESS WIRE)--Nov. 8, 2007--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the third quarter and nine months ended September 30, 2007.

    U.S. Physical Therapy's net income for the third quarter of 2007 was $2.1 million or $.18 per share as compared to $552 thousand or $.05 per share in the third quarter of 2006. Net income from continuing operations rose approximately 14% in the recent quarter to $2.1 million or $.18 per share from $1.9 million or $.16 per share a year earlier.

    Third Quarter 2007 compared to Third Quarter 2006

    -- Net revenue from continuing operations increased 13.1% from $33,125,000 to $37,453,000 due to a 12.1% increase in patient visits from 340,000 to 381,000 and an increase in average net patient revenue per visit of .4% from $96.39 to $96.75. The recent quarter's figures include one month of results for the STAR clinics acquired in September 2007.

    -- Clinic salaries and related costs as a percentage of net revenue were 52.3% for the recent quarter and 51.8% for the 2006 third quarter. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of revenue were 21.8% in the third quarter of 2007 as compared to 20.9% in the third quarter of 2006. The provision for doubtful accounts was 1.8% of revenues in both the recent quarter and in the comparable period in 2006.

    -- Corporate office costs were $4,209,000 in the third quarter of 2007, or 11.2% of net revenue, versus $4,136,000, or 12.5% of revenue, in the third quarter of 2006.

    -- Net income from continuing operations rose 13.8% to $2,132,000 from $1,874,000.

    -- Net income, after discontinued operations, increased 284% to $2,120,000 from $552,000. Earnings per diluted share rose to $.18 from $.05. These figures are net of losses from discontinued operations of $12,000 in the recent period as compared to $1,322,000 in the third quarter of 2006, when the Company made the decision to close 28 underperforming clinics.

    -- Same store revenues, for de novo and acquired clinics open for one year or more, increased slightly. Same store visits increased by 1.4% while the average net rate per visit decreased by .6%.

    First Nine Months 2007 compared to First Nine Months 2006

    -- Net revenue from continuing operations increased 6.2% to $107,532,000 from $101,257,000 due to a 7.7% increase in patient visits from 1,029,000 to 1,108,000 partially offset by a 1.0% decrease in average net patient revenue per visit from $96.93 to $95.97. This year's figures include one month of results for the STAR clinics acquired in September 2007.

    -- Clinic salaries and related costs as a percentage of net revenue were 51.0% for both periods. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of net revenue were 21.6% in the first nine months of 2007 as compared to 20.4% in the comparable 2006 period. The provision for doubtful accounts was 1.6% of net revenue in the first nine months of 2007 versus 1.5% in the comparable period in 2006.

    -- Corporate office costs were reduced to $12,702,000 in the first nine months of 2007, or 11.8% of net revenue, versus $13,138,000, or 13.0% of net revenue in the comparable 2006 period.

    -- Net income from continuing operations rose 3.7% to $6,333,000 from $6,107,000.

    -- Net income, after discontinued operations, increased 49.1% to $6,252,000 from $4,192,000. Earnings per diluted share rose to $.54 from $.35. These figures are net of losses from discontinued operations of $81,000 in the first nine months of 2007 as compared to $1,915,000 in the first nine months of 2006.

    -- Same store revenues, for de novo and acquired clinics open for one year or more, increased 1.4%. Same store visits increased by 3.0% while the average net rate per visit decreased by 1.5%.

    Chris Reading, Chief Executive Officer, said "This was a busy and productive quarter for our Company. We are making strides in a number of key areas. Clinical initiatives begun earlier this year have made a positive contribution to our net revenue rate. In Michigan, the national FORD contract coupled with focused local efforts, have resulted in improved patient volume and profitability. As we work to further grow visit levels, we strengthened our team with the recent addition of a national director of sales. The STAR Physical Therapy acquisition adds a very capable, committed and enthusiastic group to USPH. Our third quarter results demonstrate the continued progress being made to profitably grow our business."

    Larry McAfee, Chief Financial Officer, noted "Despite using $19.2 million of cash in the acquisition in September, U.S. Physical Therapy ended the quarter with just $4.3 million in net debt." As of September 30, 2007, the Company had $9.6 million in cash and $13.9 million of borrowings. The borrowings include $12.0 million under the Company's bank credit facility and $1.9 million of acquired clinics seller notes.

    U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time on Thursday, November 8, 2007 to discuss the Company's third quarter and first nine months 2007 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 9338075 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's Web site at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this Web site.

    Forward-Looking Statements

    This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    -- general economic, business, and regulatory conditions including federal and state regulations;

    -- availability and cost of qualified physical and occupational therapists;

    --  personnel productivity;

    -- changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;

    -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;

    -- changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;

    --  maintaining adequate internal controls;

    --  availability, terms, and use of capital;

    -- acquisitions and the successful integration of the operations of the acquired businesses; and

    --  weather and other seasonal factors.

    Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 346 outpatient physical and/or occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that Web site is not incorporated into this press release.

    (See Attached Financials)

            U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF NET INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                             (unaudited)

                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------  --------- ---------


Net patient revenues           $ 36,906  $32,806   $106,353  $ 99,764
Management contract revenues        488      319      1,090     1,458
Other revenues                       59        -         89        35
                               --------- --------  --------- ---------
   Net revenues                  37,453   33,125    107,532   101,257

Clinic operating costs:
   Salaries and related costs    19,579   17,155     55,567    51,934
   Rent, clinic supplies,
    contract labor and other      8,179    6,935     23,237    20,617
   Provision for doubtful
    accounts                        691      591      1,728     1,562
                               --------- --------  --------- ---------
                                 28,449   24,681     80,532    74,113

Corporate office costs            4,209    4,136     12,702    13,138
                               --------- --------  --------- ---------

Operating income from
 continuing operations            4,795    4,308     14,298    14,006

Interest and investment income       87      111        252       301
Interest expense                    (84)      (9)      (135)      (32)
Loss in unconsolidated joint
 venture                              -        -          -       (31)
Minority interests in
 subsidiary limited
 partnerships                    (1,369)  (1,377)    (4,151)   (4,355)
                               --------- --------  --------- ---------

Income before income taxes
 from continuing operations       3,429    3,033     10,264     9,889
Provision for income taxes        1,297    1,159      3,931     3,782
                               --------- --------  --------- ---------
   Net income from continuing
    operations                    2,132    1,874      6,333     6,107

Discontinued operations:
   (Loss) income from
    discontinued operations         (17)  (2,089)      (127)   (3,013)
   Tax benefit (expense) from
    discontinued operations           5      767         46     1,098
                               --------- --------  --------- ---------
                                    (12)  (1,322)       (81)   (1,915)
                               --------- --------  --------- ---------
Net income                     $  2,120  $   552   $  6,252  $  4,192
                               ========= ========  ========= =========

Earnings per share:
   Basic - income from
    continuing operations      $   0.18  $  0.16   $   0.55  $   0.52
   Basic - (loss) income from
    discontinued operations           -    (0.11)     (0.01)    (0.16)
                               --------- --------  --------- ---------
     Total basic earnings per
      common share             $   0.18  $  0.05   $   0.54  $   0.36
                               ========= ========  ========= =========

   Diluted - income from
    continuing operations      $   0.18  $  0.16   $   0.54  $   0.51
   Diluted - (loss) income
    from discontinued
    operations                        -    (0.11)         -     (0.16)
                               --------- --------  --------- ---------
     Total diluted earnings
      per common share         $   0.18  $  0.05   $   0.54  $   0.35
                               ========= ========  ========= =========

Shares used in computation:
   Basic earnings per common
    share                        11,673   11,675     11,578    11,750
                               ========= ========  ========= =========
   Diluted earnings per common
    share                        11,738   11,801     11,657    11,901
                               ========= ========  ========= =========


            U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                   CONSOLIDATED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                             (unaudited)



                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Numerator:
  Net income from continuing
   operations                  $  2,132  $  1,874  $  6,333  $  6,107
  Net loss from discontinued
   operations                       (12)   (1,322)      (81)   (1,915)
                               --------- --------- --------- ---------
  Net income                   $  2,120  $    552  $  6,252  $  4,192
                               --------- --------- --------- ---------

Denominator:
  Denominator for basic
   earnings per share -
    weighted-average shares      11,673    11,675    11,578    11,750
  Effect of dilutive
   securities -
    Stock options                    65       126        79       151
                               --------- --------- --------- ---------
  Denominator for diluted
   earnings per share -
    adjusted weighted-average
     shares and assumed
     conversions                 11,738    11,801    11,657    11,901
                               ========= ========= ========= =========


Earnings per share:
  Basic - income from
   continuing operations       $   0.18  $   0.16  $   0.55  $   0.52
  Basic - loss from
   discontinued operations            -     (0.11)    (0.01)    (0.16)
                               --------- --------- --------- ---------
    Total basic earnings per
     share                     $   0.18  $   0.05  $   0.54  $   0.36
                               ========= ========= ========= =========

  Diluted - income from
   continuing operations       $   0.18  $   0.16  $   0.54  $   0.51
  Diluted - loss from
   discontinued operations            -     (0.11)        -     (0.16)
                               --------- --------- --------- ---------
    Total diluted earnings per
     share                     $   0.18  $   0.05  $   0.54  $   0.35
                               ========= ========= ========= =========


            U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT SHARE DATA)

                                           September 30, December 31,
                                               2007          2006
                                           ------------- -------------
                                            (unaudited)

                  ASSETS

Current assets:
   Cash and cash equivalents               $      9,566  $     10,952
   Marketable securities - available for
    sale                                              -           500
   Patient accounts receivable, less
    allowance for doubtful accounts of
    $1,950 and $1,567, respectively              25,976        21,503
   Accounts receivable - other                    1,075           775
   Other current assets                           2,173         2,251
                                           ------------- -------------
     Total current assets                        38,790        35,981

Fixed assets:
   Furniture and equipment                       28,124        23,718
   Leasehold improvements                        17,325        15,226
                                           ------------- -------------
                                                 45,449        38,944
   Less accumulated depreciation and
    amortization                                 28,373        25,573
                                           ------------- -------------
                                                 17,076        13,371
Goodwill                                         39,759        20,997
Other assets                                      2,777         1,108
                                           ------------- -------------
                                           $     98,402  $     71,457
                                           ============= =============

   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable - trade                $      1,212  $      1,601
   Accrued expenses                               9,535         7,007
   Current portion of notes payable                 854           562
                                           ------------- -------------
     Total current liabilities                   11,601         9,170
Notes payable                                     1,084           797
Revolving line of credit                         12,000             -
Deferred rent                                     1,171         1,273
Other long-term liabilities                         615           829
                                           ------------- -------------
     Total liabilities                           26,471        12,069

Minority interests in subsidiary limited
 partnerships                                     5,484         3,871

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.01 par value,
    500,000 shares authorized, no shares
    issued and outstanding                            -             -
   Common stock, $.01 par value,
    20,000,000 shares authorized,
    14,043,192 and 13,681,849, shares
    issued, respectively                            140           137
   Additional paid-in capital                    40,979        36,304
   Retained earnings                             56,956        50,704
   Treasury stock at cost, 2,214,737
    shares                                      (31,628)      (31,628)
                                           ------------- -------------
     Total shareholders' equity                  66,447        55,517
                                           ------------- -------------
                                           $     98,402  $     71,457
                                           ============= =============


            U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS)
                             (unaudited)
                                      Nine Months Ended September 30,
                                      --------------------------------
                                            2007            2006
                                      ---------------- ---------------


OPERATING ACTIVITIES
Net income                            $         6,252  $        4,192
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
   Depreciation and amortization                3,530           3,374
   Minority interests in earnings of
    subsidiary limited partnerships             4,151           4,267
   Provision for doubtful accounts              1,823           1,649
   Equity-based awards compensation
    expense                                       936             737
   Loss on sale or abandonment of
    assets                                         36             472
   Tax benefit from exercise of stock
    options                                      (177)            (73)
   Recognition of deferred rent
    subsidies                                    (351)           (306)
   Deferred income taxes                          (40)            (71)
   Closure costs - write-off of
    goodwill                                        -             192
Changes in operating assets and
 liabilites:
   Increase in patient account
    receivable                                 (3,132)         (2,631)
   (Increase) decrease in accounts
    receivable - other                            (12)            287
   (Increase) decrease in other
    assets                                       (368)            103
   (Decrease) increase in accounts
    payable and accrued expenses                 (430)          1,963
   Increase in other liabilities                  212             481
                                      ---------------- ---------------
Net cash provided by operating
 activities                                    12,430          14,636

INVESTING ACTIVITIES
Purchase of fixed assets                       (2,847)         (3,920)
Purchase of business, net of cash
 acquired                                     (18,928)            (54)
Acquisitions of minority interest,
 included in goodwill                            (512)         (1,207)
Purchase of marketable securities -
 available for sale                            (2,040)           (100)
Proceeds on sale of marketable
 securities - available for sale                2,540           1,200
Proceeds on sale of fixed assets                   37              38
                                      ---------------- ---------------
Net cash used in investing activities         (21,750)         (4,043)

FINANCING ACTIVITIES
Distributions to minority investors
 in subsidiary limited partnerships            (4,264)         (4,213)
Repurchase of common stock                          -          (4,347)
Proceeds from revolving line of
 credit                                        12,000
Payment of notes payable                         (421)           (203)
Excess tax benefit from stock options
 exercised                                        177              73
Proceeds from exercise of stock
 options                                          442              84
                                      ---------------- ---------------
Net cash used in financing activities           7,934          (8,606)

Net increase (decrease) in cash and
 cash equivalents                              (1,386)          1,987
Cash and cash equivalents - beginning
 of period                                     10,952          12,352
                                      ---------------- ---------------
Cash and cash equivalents - end of
 period                               $         9,566  $       14,339
                                      ================ ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid during the period for :
   Income taxes                       $         4,076  $        3,143
   Interest                           $            66  $           30
   Purchase of business - seller
    financing portion                 $         1,000  $            -



             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 RECAP OF CLINIC DEVELOPMENT ACTIVITY

                                                               Number
                                                                 of
                                   Opened Closed Sold Acquired Clinics
                                   ------ ------ ---- -------- -------
As of December 31, 2004                                            264

First Quarter 2005, March 31, 2005      6    --   (1)       --     269

Second Quarter 2005, June 30, 2005      7    (1)  (1)        3     277

Third Quarter 2005, September 30,
 2005                                   5    --   --        --     282

Fourth Quarter 2005, December 31,
 2005                                  10    (8)  --         2     286
                                   ------ ------ ---- -------- -------

Year 2005, December 31, 2005           28    (9)  (2)        5     286
                                   ====== ====== ==== ======== =======

First Quarter 2006, March 31, 2006     12    --   --        --     298

Second Quarter 2006, June 30, 2006      8    (3)  --        --     303

Third Quarter 2006, September 30,
 2006                                   7   (28)  --        --     282

Fourth Quarter 2006, December 31,
 2006                                   3    --   (1)        8     292
                                   ------ ------ ---- -------- -------

Year Ended, December 31, 2006          30   (31)  (1)        8     292
                                   ====== ====== ==== ======== =======

First Quarter 2007, March 31, 2007      3    (2)  --        --     293

Second Quarter 2007, June 30, 2007      6    (1)  --        --     298

Third Quarter 2007, September 30,
 2007                                   2    (6)  --        52     346
                                   ------ ------ ---- -------- -------

Nine Months Ended, September 30,
 2007                                  11    (9)  --        52     346
                                   ====== ====== ==== ======== =======

    CONTACT: U.S. Physical Therapy, Inc.
             Larry McAfee, 713-297-7000
             Chief Financial Officer
             or
             Chris Reading, 713-297-7000
             Chief Executive Officer